Exhibit 99.4

        Beverly EBITDA from Continuing Operations in 2004 Expected to be
                          $160 Million to $170 Million


    FORT SMITH, Ark.--(BUSINESS WIRE)--March 4, 2004--Beverly Enterprises, Inc. (NYSE: BEV) today disclosed its expectation for earnings before interest, taxes, depreciation and amortization (EBITDA) in 2004. In a presentation to investors at the Lehman Brothers Global Healthcare Conference, William R. Floyd, Chairman and Chief Executive Officer, said that the company expected EBITDA from Continuing Operations in 2004 to total between $160 million and $170 million. This compares to EBITDA from Continuing Operations in 2003 - net of results from divestitures under consideration in 2004 - of $143 million.
    Floyd's presentation and related materials are being filed today with the Securities and Exchange Commission on Form 8-K, in accordance with Fair Disclosure requirements.
    This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission's Fair Disclosure Regulation. This release may contain forward-looking statements, including statements related to performance in 2004 and beyond, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include: national and local economic conditions, including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including the company's compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; the effects of adopting new accounting standards; liabilities and other claims asserted against the company, including patient care liabilities, as well as the resolution of lawsuits brought about by the announcement or settlement of government investigations and increases in the reserves for patient care liabilities; the ability to predict future reserves related to patient care and workers' compensation liabilities; the ability to replace or refinance debt obligations; the ability to reduce overhead costs, obtain pricing concessions from suppliers, improve the effectiveness of our fundamental business processes and develop new sources of profitable revenues; the ability to increase cash flows from continuing operations; the ability to execute our strategic growth initiatives and implement our strategy to divest certain of our nursing facilities in a timely manner at fair value; the ability to attract and retain qualified personnel; the availability and terms of capital to fund acquisitions, capital improvements and on-going operations; the competitive environment in which the company operates; the ability to repurchase our stock and changes in the stock price after any such repurchases; the ability to maintain and increase census levels; and demographic changes. These and other risks and uncertainties that could affect future results are addressed in the company's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q.
    Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. At year-end 2003 they operated 372 skilled nursing facilities, as well as 20 assisted living centers, and 23 hospice and home care centers. Through AEGIS Therapies, they also offer rehabilitative services on a contract basis to nursing facilities operated by other care providers.

    CONTACT: Beverly Enterprises Inc.
             Investor Contact:
             James M. Griffith, 479-201-5514
             or
             News Media Contact:
             Blair C. Jackson, 479-201-5263
             www.beverlycares.com